Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER 2023 RESULTS

Houston, TX — October 26, 2023 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter ended September 30, 2023.

For the quarter ended September 30, 2023, net income was $105.1 million, or $2.93 per diluted share, as compared to $61.5 million, or $1.71 per diluted share, for the quarter ended September 30, 2022. The third quarter of 2023 included a diluted per share net tax gain of $0.19 related to prior years. The third quarter of 2022 included a diluted per share net gain of $0.10 related to legal matters and $0.04 from estimated tax benefits related to prior years. Revenue for the third quarter of 2023 was $1,378.1 million compared to $1,120.0 million in 2022. The Company reported operating cash flow of $214.2 million in the current quarter compared to $61.2 million in 2022.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “Our amazing teams across the country accomplished truly exceptional results this quarter. Their discipline and execution resulted in unprecedented growth, earnings, and cash flow. Our mechanical operations again achieved outstanding performance, and our electrical segment continues to achieve extraordinary activity levels and margins. Revenue was higher across our operations, with particularly notable increases in our modular business, where execution was superb while managing extraordinary growth. Service also continued to grow and improve, thanks in large part to our past and ongoing investments. Finally, quarterly cash flow surged this quarter, as our customers continue to recognize our value and performance with favorable payment terms and punctual payments.”

Backlog as of September 30, 2023 was $4.29 billion as compared to $4.19 billion as of June 30, 2023 and $3.25 billion as of September 30, 2022. On a same-store basis, backlog increased from $3.25 billion as of September 30, 2022 to $4.12 billion as of September 30, 2023.

Mr. Lane continued, “Year over year backlog increased 32%, by $1.0 billion, and sequential backlog also increased even though this is our seasonally most active quarter. Our pipeline of future work remains strong.”

The Company reported net income of $231.8 million, or $6.46 per diluted share, for the nine months ended September 30, 2023, as compared to $190.5 million, or $5.28 per diluted share, in 2022. The first nine months of 2023 included a diluted per share net tax gain of $0.08 related to the current year impact of a tax change, $0.27 related to prior tax years, and $0.15 from the favorable resolution of certain litigation matters in the first quarter of 2023. The first nine months of 2022 included a diluted per share net tax gain of $1.53 related to prior years. The Company also reported revenue of $3.85 billion for the nine months ended September 30, 2023, as compared to $3.02 billion in 2022. Operating cash flow for the nine months ended September 30, 2023 was $466.6 million, as compared to $169.5 million in 2022.

Mr. Lane concluded, “With persistent demand, and given the confidence we feel in our skilled workers and their leaders, we continue to expect strong results for the fourth quarter and in 2024.”

The Company will host a webcast and conference call to discuss its financial results and position on Friday, October 27, 2023 at 10:00 a.m. Central Time. To register for the call, please visit https://register.vevent.com/register/BI864d4a63acea4bf7b043b151f54eb62e. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the “Investor” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 169 locations in 129 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and its acquisition of Decco, Inc. and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; rising inflation and fluctuations in interest rates; shortages of labor and specialty building materials or material increases to the cost thereof; the Company’s business being negatively affected by health crises or outbreaks of disease, such as epidemics or pandemics (and related impacts, such as supply chain disruptions); financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; impairment to goodwill; errors in the Company’s cost-to-cost input method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; retention of key management; seasonal fluctuations in the demand for mechanical and electrical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a material information technology failure or a material cyber security breach; risks associated with acquisitions, such as challenges to our ability to integrate those companies into our internal control environment; our ability to manage growth and geographically-dispersed operations; our ability to obtain financing on acceptable terms; extreme weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	(Unaudited)				(Unaudited)
	2023	%	2022	%	2023	%	2022	%
Revenue	$1,378,124	100.0%	$1,120,012	100.0%	$3,849,194	100.0%	$3,023,176	100.0%
Cost of services	1,100,625	79.9%	917,788	81.9%	3,138,370	81.5%	2,492,816	82.5%
Gross profit	277,499	20.1%	202,224	18.1%	710,824	18.5%	530,360	17.5%

SG&A	142,935	10.4%	121,194	10.8%	414,397	10.8%	357,694	11.8%
Gain on sale of assets	(579)	—	(406)	—	(1,683)	—	(1,112)	—
Operating income	135,143	9.8%	81,436	7.3%	298,110	7.7%	173,778	5.7%

Interest expense, net	(934)	(0.1)%	(3,604)	(0.3)%	(7,439)	(0.2)%	(8,750)	(0.3)%
Changes in the fair value of contingent earn-out obligations	(8,727)	(0.6)%	(3,443)	(0.3)%	(14,207)	(0.4)%	530	—
Other income (expense)	(44)	—	46	—	1	—	101	—
Income before income taxes	125,438	9.1%	74,435	6.6%	276,465	7.2%	165,659	5.5%

Provision (benefit) for income taxes	20,313		12,920		44,648		(24,864)
Net income	$105,125	7.6%	$61,515	5.5%	$231,817	6.0%	$190,523	6.3%

Income per share
Basic	$2.93		$1.72		$6.47		$5.30
Diluted	$2.93		$1.71		$6.46		$5.28

Shares used in computing income per share:
Basic	35,820		35,853		35,819		35,966
Diluted	35,917		35,972		35,910		36,078
Dividends per share	$0.225		$0.140		$0.600		$0.410

Supplemental Non-GAAP Information — (Unaudited) (In Thousands, Except per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net income	$105,125	$61,515	$231,817	$190,523
Tax gains related to prior years	(7,393)	(1,678)	(10,761)	(58,933)
Tax-related SG&A costs, net of tax	730	166	1,063	3,685
Net income excluding tax gains	$98,462	$60,003	$222,119	$135,275

Diluted income per share	$2.93	$1.71	$6.46	$5.28
Tax gains related to prior years	(0.21)	(0.05)	(0.30)	(1.64)
Tax-related SG&A costs, net of tax	0.02	0.01	0.03	0.11
Diluted income per share excluding tax gains	$2.74	$1.67	$6.19	$3.75

Note: Net income excluding tax gains and diluted income per share excluding tax gains are presented because the Company believes they reflect the results of the core ongoing operations of the Company, and we believe they are responsive to frequent questions we receive from third parties. These amounts, however, are not considered primary measures of an entity’s financial results under generally accepted accounting principles, and accordingly, they should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023	%	2022	%	2023	%	2022	%

Net income	$105,125		$61,515		$231,817		$190,523
Provision (benefit) for income taxes	20,313		12,920		44,648		(24,864)
Other expense (income), net	44		(46)		(1)		(101)
Changes in the fair value of contingent earn-out obligations	8,727		3,443		14,207		(530)
Interest expense, net	934		3,604		7,439		8,750
Gain on sale of assets	(579)		(406)		(1,683)		(1,112)
Tax-related SG&A costs	924		210		1,345		4,665
Amortization	10,929		11,444		32,273		36,602
Depreciation	9,457		8,348		27,717		24,643
Adjusted EBITDA	$155,874	11.3%	$101,032	9.0%	$357,762	9.3%	$238,576	7.9%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	September 30,	December 31,
	2023	2022
	(Unaudited)

Cash and cash equivalents	$137,623	$57,214
Billed accounts receivable, net	1,254,798	1,024,082
Unbilled accounts receivable, net	78,566	77,030
Costs and estimated earnings in excess of billings, net	32,554	27,211
Other current assets, net	308,691	122,134
Total current assets	1,812,232	1,307,671
Property and equipment, net	186,864	143,949
Goodwill	637,487	611,789
Identifiable intangible assets, net	274,128	273,901
Other noncurrent assets	229,908	260,168
Total assets	$3,140,619	$2,597,478

Current maturities of long-term debt	$13,333	$9,000
Accounts payable	441,128	337,385
Billings in excess of costs and estimated earnings and deferred revenue	775,302	548,293
Other current liabilities	399,224	276,124
Total current liabilities	1,628,987	1,170,802
Long-term debt	33,932	247,245
Other long-term liabilities	270,538	179,508
Total liabilities	1,933,457	1,597,555
Total stockholders’ equity	1,207,162	999,923
Total liabilities and stockholders’ equity	$3,140,619	$2,597,478

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Cash provided by (used in):
Operating activities	$214,241	$61,232	$466,560	$169,524
Investing activities	$(25,497)	$(23,494)	$(119,125)	$(82,759)
Financing activities	$(111,128)	$(35,728)	$(267,026)	$(74,402)

Free cash flow:
Cash from operating activities	$214,241	$61,232	$466,560	$169,524
Purchases of property and equipment	(28,444)	(14,578)	(69,574)	(34,793)
Proceeds from sales of property and equipment	3,007	592	5,093	2,151
Free cash flow	$188,804	$47,246	$402,079	$136,882

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.